Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the foregoing Post-Effective Amendment No. 1 Registration Statement on Form S-3 of China Integrated Energy, Inc., of our report dated March 30, 2010 relating to the consolidated financial statements, of China Integrated Energy, Inc., and Subsidiaries as of December 31, 2009 and 2008 and for the years then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
April 30, 2010